Exhibit 99.5

INSTRUCTION TO REGISTERED HOLDER

FROM BENEFICIAL OWNER

OFFER TO EXCHANGE ALL OUTSTANDING

$2,250,000,000 2.297% NOTES DUE 2020

CUSIP Nos. 05526DAQ8 AND U05526AE5

ISIN Nos. US05526DAQ88 AND USU05526AE50

$2,250,000,000 2.764% NOTES DUE 2022

CUSIP Nos. 05526DAU9 AND U05526AG0

ISIN Nos. US05526DAU90 AND USU05526AG09

$2,500,000,000 3.222% NOTES DUE 2024

CUSIP Nos. 05526DAY1 AND U05526AJ4

ISIN Nos. US05526DAY13 AND USU05526AJ48

$3,500,000,000 3.557% NOTES DUE 2027

CUSIP Nos. 05526DBA2 AND U05526AK1

ISIN Nos. US05526DBA28 AND USU05526AK11

$2,500,000,000 4.390% NOTES DUE 2037

CUSIP Nos. 05526DBC8 AND U05526AL9

ISIN Nos. US05526DBC83 AND USU05526AL93

$2,500,000,000 4.540% NOTES DUE 2047

CUSIP Nos. 05526DBE4 AND U05526AM7

ISIN Nos. US05526DBE40 AND USU05526AM76

$1,000,000,000 FLOATING RATE NOTES DUE 2020

CUSIP Nos. 05526DAS4 AND U05526AF2

ISIN Nos. US05526DAS45 AND USU05526AF26

$750,000,000 FLOATING RATE NOTES DUE 2022

CUSIP Nos. 05526DAW5 AND U05526AH8

ISIN Nos. US05526DAW56 AND USU05526AH81

OF

B.A.T CAPITAL CORPORATION

To Registered Holder:

The undersigned acknowledges receipt of the Prospectus dated                 , 2018 (the “Prospectus”) of B.A.T Capital Corporation (the “Issuer”), a wholly owned subsidiary of British American Tobacco p.l.c. (the “Parent Guarantor”), and the accompanying Letter of Transmittal (the “Letter of Transmittal”), which, together with the Prospectus, constitutes the Issuer’s offer (the “Exchange Offer”) to exchange (1) up to $2,250,000,000 aggregate principal amount of new 2.297% Notes due 2020 (the “2.297% Exchange Notes”), which are registered under the Securities Act of 1933, as amended (the “Securities Act”), for any of its unregistered outstanding 2.297% Notes due 2020 (the “Unregistered 2.297% Notes”); (2) up to $2,250,000,000 aggregate principal amount of new 2.764% Notes due 2022 (the “2.764% Exchange Notes”), which are registered under the Securities Act, for any of its unregistered outstanding 2.764% Notes due 2022 (the “Unregistered 2.764% Notes”); (3) up to $2,500,000,000 aggregate principal amount of new 3.222% Notes due 2024 (the “3.222% Exchange Notes”), which are registered under the Securities Act, for any of its unregistered outstanding 3.222% Notes due 2024 (the “Unregistered 3.222% Notes”); (4) up to $3,500,000,000 aggregate principal amount of new 3.557% Notes due 2027 (the “3.557% Exchange Notes”), which are registered under the Securities Act, for any of its unregistered outstanding 3.557% Notes due 2027 (the “Unregistered 3.557% Notes”); (5) up to $2,500,000,000 aggregate principal amount of new 4.390% Notes due 2037 (the “4.390% Exchange Notes”), which are registered under the Securities Act, for any of its unregistered outstanding 4.390% Notes due 2037 (the “Unregistered 4.390% Notes”); (6) up to $2,500,000,000 aggregate principal amount of new 4.540% Notes due 2047 (the “4.540% Exchange Notes”), which are registered under the Securities Act, for any of its unregistered outstanding 4.540% Notes due 2047 (the “Unregistered 4.540% Notes”); (7) up to $1,000,000,000 aggregate principal amount of new Floating Rate Notes due 2020 (the “2020 Floating Rate Exchange Notes”), which are registered under the Securities Act, for any of its unregistered outstanding Floating Rate Notes due 2020 (the “Unregistered 2020 Floating Rate Notes”); and (8) up to $750,000,000 aggregate principal amount of new Floating Rate Notes due 2022 (the “2022 Floating Rate Exchange Notes”, and, together with the 2.297% Exchange Notes, the 2.764% Exchange Notes, the 3.222% Exchange Notes, the 3.557% Exchange Notes, the 4.390% Exchange Notes, the 4.540% Exchange Notes, and the 2020 Floating Rate Exchange Notes, the “Exchange Notes”), which are registered under the Securities Act, for any of its unregistered outstanding Floating Rate Notes due 2022 (the “Unregistered 2022 Floating Rate Notes” and, together with the Unregistered 2.297% Notes, the Unregistered 2.764% Notes, the Unregistered 3.222% Notes, the Unregistered 3.557% Notes, the Unregistered 4.390% Notes, the Unregistered 4.540% Notes, and the Unregistered 2020 Floating Rate Notes, the “Unregistered Notes”). Capitalized terms used but not defined herein have the meaning given to them in the Prospectus.

This will instruct you, the registered holder, as to the action to be taken by you relating to the Exchange Offer with respect to the Unregistered Notes held by you for the account of the undersigned.

The aggregate face amount of the Unregistered Notes held by you for the account of the undersigned is (fill in amount):

$                     of Unregistered 2.297% Notes

$                     of Unregistered 2.764% Notes

$                     of Unregistered 3.222% Notes

$                     of Unregistered 3.557% Notes

$                     of Unregistered 4.390% Notes

$                     of Unregistered 4.540% Notes

$                     of Unregistered 2020 Floating Rate Notes

$                     of Unregistered 2022 Floating Rate Notes

With respect to the Exchange Offer, the undersigned hereby instructs you (check one of the following boxes):

☐	To TENDER the following Unregistered Notes held by you for the account of the undersigned (insert principal amount of Unregistered Notes to be tendered (if any)):

$                     of Unregistered 2.297% Notes

$                     of Unregistered 2.764% Notes

$                     of Unregistered 3.222% Notes

$                     of Unregistered 3.557% Notes

$                     of Unregistered 4.390% Notes

$                     of Unregistered 4.540% Notes

$                     of Unregistered 2020 Floating Rate Notes

$                     of Unregistered 2022 Floating Rate Notes

or

☐	NOT to TENDER any Unregistered Notes held by you for the account of the undersigned.

*	Exchange Notes and the untendered portion of Unregistered Notes must be in minimum denominations of $2,000 or any integral multiple of $1,000 in excess thereof.

If the undersigned instructs you to tender Unregistered Notes held by you for the account of the undersigned, it is understood that you are authorized to make on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including, but not limited to, the representations that (i) the undersigned is not an “affiliate” (within the meaning of Rule 405 under the Securities Act) of the Issuer or any guarantor of the Unregistered Notes; (ii) the undersigned is not engaged in and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution (within the meaning of the Securities Act) of the Exchange Notes to be issued in the Exchange Offer; (iii) the undersigned is acquiring the Exchange Securities in its ordinary course of business; (iv) the undersigned will otherwise cooperate in the Issuer’s preparations for the Exchange Offer; and (v) the undersigned is not acting on behalf of any person who could not truthfully and completely make the representations contained in the foregoing subclauses (i) through (iv).

SIGN HERE

Signature(s) of Owner(s)

Date:

MUST BE SIGNED BY THE REGISTERED HOLDER(S) OF UNREGISTERED NOTES EXACTLY AS NAME(S) APPEAR(S) ON CERTIFICATE(S) REPRESENTING THE UNREGISTERED NOTES OR ON A SECURITY POSITION LISTING OR BY PERSON(S) AUTHORIZED TO BECOME REGISTERED HOLDER(S) OF UNREGISTERED NOTES BY CERTIFICATES AND DOCUMENTS TRANSMITTED HEREWITH. IF SIGNATURE IS BY TRUSTEES, EXECUTORS, ADMINISTRATORS, GUARDIANS, ATTORNEYS-IN-FACT, OFFICERS OF CORPORATIONS OR OTHERS ACTING IN A FIDUCIARY OR REPRESENTATIVE CAPACITY, PLEASE PROVIDE THE FOLLOWING INFORMATION.

Name(s):

(Please Print)

Capacity (Full Title):

Address:

(Include Zip Code)

Area Code and Telephone Number:

Tax Identification or Social Security Number(s):

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